Exhibit 99.1

Mannatech Reports Third Quarter Results

(COPPELL, Texas) November 2, 2011 – Mannatech, Incorporated (NASDAQ: MTEX) today reported for the quarter ended September 30, 2011 net sales of $50.5 million, and a net loss of $3.7 million, or $0.14 per diluted share compared to the 2010 loss of $0.05 per share.  Quarterly sales declined $4.4 million or 8.0%, compared to the third quarter of 2010.  The net loss increased by $2.4 million for the quarter largely due a tax provision of $0.5 million compared to a benefit of $2.0 million recorded in the third quarter of 2010.  The pretax deficit of $3.1 million in the 2011 quarter was better than the prior year period by $0.1 million.

Sales were $152.8 million for the first nine months of 2011, below 2010 by $20.3 million, or 11.7%.  The net loss of $13.7 million exceeded last year by $5.8 million reflecting foreign currency translation and tax provision, and the net loss of $0.52 per diluted share was greater than the prior year by $0.22 per diluted share.

New independent Associates and Members totaled 19,949 in the third quarter of 2011, compared to 22,296 in the third quarter of 2010, a decrease of 10.5%.  Total independent Associate and Member count based on a 12-month trailing period was approximately 379,000 as of September 30, 2011 as compared to 422,000 as of September 30, 2010.

The restructuring and cost reduction initiatives implemented during the second quarter of 2011 helped to reduce our operating loss for the three months ended September 30, 2011 by $2.7 million as compared to the three months ended June 30, 2011.  These results indicate that Mannatech is on track to achieve our projected savings of approximately $12.0 million on an annualized basis and generate positive cash flow in subsequent periods.

Conference Call
Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, November 3, 2011 at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time.  Investors may listen to the call by accessing Mannatech’s website at http://ir.mannatech.com.  For those unable to listen to the live broadcast, a replay will be available shortly after the call.  The toll-free replay number is 888-286-8010 (International: 617-801-6888); the Conference ID to access the call is 74896076.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech's proprietary products are available through independent sales Associates around the globe including the United States, Canada, Australia, Austria, the Czech Republic, Denmark, Estonia, Finland, Germany, Japan, Mexico, the Netherlands, New Zealand, Norway, the Republic of Ireland, the Republic of Korea, Singapore, South Africa, Sweden, Taiwan, and the United Kingdom. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “believe” or “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Tatiana Morosyuk
Executive Director, Financial Reporting
972-471-6512
ir@mannatech.com
www.mannatech.com

Net Sales in Dollars and as a Percentage of Consolidated Net Sales – (Unaudited)

	Three months ended September 30,(1)				Nine months ended September 30,(1)
Country	2011		2010		2011		2010
	(in millions, except percentages)
United States	$20.4	40.4%	$23.9	43.5%	$64.0	41.9%	$77.7	44.9%
Japan	7.7	15.2%	8.9	16.2%	22.9	15.0%	25.8	14.9%
Republic of Korea	6.0	11.9%	5.1	9.3%	17.4	11.4%	16.2	9.4%
Australia	4.4	8.7%	4.7	8.6%	13.3	8.7%	14.8	8.6%
Canada	4.1	8.1%	4.6	8.4%	12.3	8.0%	14.0	8.1%
South Africa	2.3	4.5%	3.0	5.5%	6.5	4.3%	9.0	5.2%
Singapore	1.4	2.8%	0.5	0.9%	2.8	1.8%	1.5	0.9%
Taiwan	1.1	2.2%	1.4	2.6%	3.4	2.2%	5.0	2.9%
New Zealand	0.6	1.2%	0.7	1.3%	1.9	1.2%	2.5	1.4%
Germany	0.5	1.0%	0.6	1.1%	1.5	1.0%	1.8	1.0%
United Kingdom	0.5	1.0%	0.4	0.7%	1.4	0.9%	1.6	0.9%
Mexico(2)	0.4	0.8%	—	—	1.7	1.1%	—	—
Norway	0.4	0.8%	0.5	0.9%	1.4	0.9%	1.2	0.7%
The Netherlands	0.3	0.6%	0.2	0.3%	0.9	0.6%	0.4	0.2%
Austria	0.2	0.4%	0.2	0.3%	0.7	0.5%	0.9	0.5%
Denmark	0.1	0.2%	0.1	0.2%	0.3	0.2%	0.4	0.2%
Sweden	0.1	0.2%	0.1	0.2%	0.4	0.3%	0.3	0.2%
Totals	$50.5	100%	$54.9	100%	$152.8	100%	$173.1	100%
                                 ________________________
(1)
We began operations in the Czech Republic, Estonia, Finland, and the Republic of Ireland in June 2011. Their combined consolidated sales for the three and nine months ended September 30, 2011 were approximately $0.1 million.

(2)	We began operations in Mexico in January 2011.

The approximate number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended September 30, 2011 and 2010 were as follows:

	2011		2010
New	82,000	21.7%	93,000	22.0%
Continuing	297,000	78.3%	329,000	78.0%
Total	379,000	100%	422,000	100%

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net sales	$50,520	$54,866	$152,782	$173,137
Cost of sales	7,407	7,924	22,164	24,640
Commissions and incentives	22,041	23,109	66,644	74,617
	29,448	31,033	88,808	99,257
Gross profit	21,072	23,833	63,974	73,880

Operating expenses:
Selling and administrative	12,373	15,811	43,202	47,579
Depreciation and amortization	2,644	2,772	8,132	8,691
Other operating costs	7,627	8,911	23,439	26,292
Total operating expenses	22,644	27,494	74,773	82,562

Loss from operations	(1,572)	(3,661)	(10,799)	(8,682)
Interest income (expense)	(4)	20	(3)	1
Other income (expense), net	(1,557)	400	(1,094)	(175)
Loss before income taxes	(3,133)	(3,241)	(11,896)	(8,856)

(Provision) benefit for income taxes	(530)	1,963	(1,795)	982
Net loss	$(3,663)	$(1,278)	$(13,691)	$(7,874)

Net loss per share:
Basic	$(0.14)	$(0.05)	$(0.52)	$(0.30)
Diluted	$(0.14)	$(0.05)	$(0.52)	$(0.30)

Weighted-average common shares outstanding:
Basic	26,486	26,490	26,489	26,487
Diluted	26,486	26,490	26,489	26,487

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2011	December 31, 2010
ASSETS	(unaudited)
Cash and cash equivalents	$20,828	$21,584
Restricted cash	1,265	1,265
Accounts receivable, net of allowance of $20 and $21 in 2011 and 2010, respectively	161	416
Income tax receivable	934	917
Inventories, net	19,878	24,070
Prepaid expenses and other current assets	3,137	4,356
Deferred tax assets	1,111	2,607
Total current assets	47,314	55,215
Property and equipment, net	11,521	18,449
Construction in progress	2	524
Long-term restricted cash	3,326	3,532
Other assets	2,820	3,054
Long-term deferred tax assets	688	649
Total assets	$65,671	$81,423

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$726	$1,328
Accounts payable	7,041	5,534
Accrued expenses	9,949	10,318
Commissions and incentives payable	7,478	9,166
Taxes payable	2,109	3,721
Current deferred tax liability	205	243
Deferred revenue	2,666	1,930
Total current liabilities	30,174	32,240
Capital leases, excluding current portion	1,104	1,204
Long-term deferred tax liabilities	152	1,903
Other long-term liabilities	5,873	4,996
Total liabilities	37,303	40,343

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,697,560 shares issued and 26,485,184 shares outstanding as of September 30, 2011 and 27,697,560 shares issued and 26,490,466 shares outstanding as of December 31, 2010	3	3
Additional paid-in capital	42,329	42,049
Retained earnings	1,436	15,127
Accumulated other comprehensive loss	(604)	(1,308)
Less treasury stock, at cost, 1,212,376 shares in 2011 and 1,207,094 shares in 2010	(14,796)	(14,791)
Total shareholders’ equity	28,368	41,080
Total liabilities and shareholders’ equity	$65,671	$81,423